Exhibit 10.6

Amendment Agreement

This Amendment Agreement (“Amendment”), dated as of February 24, 2021 (the “Effective Date”) to the Committed Facility Agreement (the “Agreement”), dated as of December 14, 2020 by and among Muzinich BDC, Inc. (“Customer”), on the one hand, and BNP PARIBAS PRIME BROKERAGE INTERNATIONAL, LTD. (“BNPP PB”), on the other hand.

WHEREAS, the parties to the Agreement desire to amend that agreement pursuant to this Amendment.

NOW, THEREFORE, in consideration of the foregoing promises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, BNPP PB and the Customer agree as follows:

1.	Approved Commitment Financing – The first sentence of Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

(a)	“Subject to Section 7, BNPP PB shall make available cash financing under this Agreement in an amount up to the relevant Approved Commitment Financing (as hereinafter defined), not to exceed the Maximum Commitment Financing in the aggregate at any time; “Approved Commitment Financing” shall be mean such amount as notified by Customer to BNPP PB in writing from time to time.”

(b)	As of the Effective Date of this Amendment, the Approved Commitment Financing shall be $0.

2.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified in the Amended and Restated CFA.

(b)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(c)	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto.

(d)	Precedence. In the event of a conflict between any provision of this Amendment and the Amended and Restated CFA, this Amendment prevails.

(e)	Governing Law. This Amendment is governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws doctrine.

Counterparts. This Amendment may be executed in counterparts, each of which will be deemed an original instrument and all of which together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of February 24, 2021.

BNP PARIBAS PRIME		MUZINICH BDC, INC.
BROKERAGE INTERNATIONAL, LTD.

By:	/s/ Robert Luzzo	By:	/s/ Jeffrey J Youle
Name: Title:	Robert Luzzo Managing Director	Name: Title:	Jeffrey J Youle CEO

By:	/s/ Adil El Batji	By:
Name: Title:	Adil El Batji Managing Director	Name: Title: